POWER OF ATTORNEY

I, the undersigned Trustee of GE Institutional Funds (the “Trust”), hereby constitute and appoint Joon Won Choe and Laura K. Kealey, and each of them severally, my true and lawful attorneys-in-fact and agent, for them and in their names, place and stead, in any and all capacities, to sign one or more post-effective amendments to the Trust’s registration statement on Form N-1A (File No. 333-29337) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, any registration statement of the Trust on Form N-14, any and all amendments to such registration statements, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration of the Trust and its shares of beneficial interest, without limitation, granting unto said attorneys-in-fact, and each of them severally, full power and authority to do or cause to be done each and every act and thing requisite and necessary in order to effectuate the same as fully to all intents and purposes as they might do or could do if personally present, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said attorneys-in-fact, or any of them, would have if acting personally. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 10th day of January, 2012.

/s/ John R. Costantino
John R. Costantino